Exhibit 32.2

                Certification Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



            In connection with the Quarterly Report of National Dentex Corporation (the "Company") on Form 10-Q for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard F. Becker, Jr., Chief Financial Officer, Vice President of Finance and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:


     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




By:/s/ Richard F. Becker, Jr.
------------------------------
Richard F. Becker, Jr.
Vice President, Treasurer and Chief Financial Officer
August 12, 2003